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As filed with the Securities and Exchange Commission on May 2, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BELLATRIX EXPLORATION LTD.
(Exact name of Registrant as specified in its charter)

Alberta	1311	None
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if any)

Suite 1920, 800 – 5th Avenue S.W.
Calgary, Alberta T2P 3T6
Canada
(403) 266-8670
(Address and telephone number of Registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
Daniel M. Miller Dorsey & Whitney LLP Suite 1605, 777 Dunsmuir Street Pacific Centre Vancouver, British Columbia V7Y 1K4 Canada (603) 630-5199	Edward J. Brown Executive Vice President, Finance and Chief Financial Officer Bellatrix Exploration Ltd. Suite 1920, 800 – 5th Avenue S.W. Calgary, Alberta T2P 3T6 Canada (403) 266-8670	C. Steven Cohen Ted Brown. Burnet, Duckworth & Palmer LLP Suite 2400, 525 – 5th Avenue S.W. Calgary, Alberta T2P 1G1 Canada (403) 260-0100

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

Province of Alberta, Canada
(Principal jurisdiction regulating this offering)

          It is proposed that this filing shall become effective (check appropriate box below):

A.	☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒ at some future date (check appropriate box below)
	1.	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).
	2.	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☒ after the filing of the next amendment to this Form (if preliminary material is being filed).

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee

Common Shares

Warrants

Subscription Receipts

Units

Total	$684,525,000	$684,525,000	$88,167

(1)
There are being registered under this registration statement such indeterminate number of common shares, subscription receipts and warrants of the Registrant (including common shares issuable upon exercise of any of such securities, including, without limitation, as a result of the application of anti-dilution provisions applicable thereto) as shall have an aggregate initial offering price of Cdn$750,000,000. Any securities registered by this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement.
(2)
Converted based upon the noon exchange rate reported by the Bank of Canada on April 30, 2014, which was Cdn$1.00=U.S.$0.9127.
(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

          The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

 PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

Base Shelf Prospectus

The information in this preliminary short form prospectus is not complete and may be amended. These securities may not be sold nor may offers to buy be accepted until the registration statement filed with the United States Securities and Exchange Commission becomes effective. This preliminary short form prospectus is not an offer to sell nor does it solicit an offer to buy nor shall there be any sale of these securities in any jurisdiction where the offer, solicitation or sale is not permitted.

Subject to Completion, dated May 2, 2014

A copy of this preliminary short form prospectus has been filed with the securities regulatory authorities in each of the provinces of Canada except Québec but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form prospectus is obtained from the securities regulatory authorities.

This short form prospectus has been filed under legislation in all provinces of Canada except Québec that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. See "Plan of Distribution". No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Executive Vice-President, Finance and Chief Financial Officer of Bellatrix Exploration Ltd. at Suite 1920, 800 – 5th Avenue S.W., Calgary, Alberta, Canada, T2P 3T6, Telephone (403) 266-8670 and are also available electronically at www.sedar.com.

Preliminary Short Form Base Shelf Prospectus

New Issue	, 2014

CDN$750,000,000

Common Shares
Subscription Receipts
Warrants
Units

We may, from time to time, offer for sale under this short form prospectus, during the 25-month period that this short form prospectus, including any amendments hereto (the "Prospectus"), remains effective, up to CDN$750,000,000 (or the equivalent in other currencies or currency units at the time of issue) of: (i) common shares (the "Common Shares"); (ii) subscription receipts (the "Subscription Receipts"); (iii) warrants (the "Warrants"); or (iv) units comprising any combination of the foregoing securities (the "Units" and, together with the Common Shares, Subscription Receipts and Warrants, the "Securities").

Investing in the Securities involves risk. See "Risk Factors".

We are permitted, under a multi-jurisdictional disclosure system adopted by the securities regulatory authorities in the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. Our financial statements included or incorporated by reference herein have been prepared in accordance with Canadian generally accepted accounting principles (which are currently International Financial Reporting Standards as issued by the International Accounting Services Board ("IFRS")) and are subject to Canadian auditing standards. Thus, our financial statements may not be comparable to financial statements of United States companies.

The acquisition, holding or disposition of our Securities may subject you to tax consequences both in the United States and Canada. This Prospectus or any Prospectus Supplement (as defined below) may not describe these tax consequences fully. You should read the tax discussion in this Prospectus and in any applicable Prospectus Supplement and consult your own tax advisor with respect to your own particular circumstances.

Certain data on oil and gas reserves incorporated by reference into this Prospectus or any applicable Prospectus Supplement has been prepared in accordance with Canadian disclosure standards, which are not comparable in all respects to United States disclosure standards. See "Cautionary Note to U.S. Investors Regarding Presentation of Oil and Gas Information".

Your ability to enforce civil liabilities under United States federal securities laws may be affected adversely because we are incorporated under the laws of Alberta, Canada, substantially all of our directors and officers and the experts named in this Prospectus are nationals or residents of countries other than the United States, and all or a substantial portion of such persons' assets and our assets are located outside the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE SECURITIES REGULATOR, NOR HAS THE SEC OR ANY STATE SECURITIES REGULATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may offer Securities from time to time in one or more transactions in such amounts and, in the case of Subscription Receipts, Warrants and/or Units, with such terms, as we may determine in light of prevailing market conditions at the time of sale and other factors that we deem relevant. The specific variable terms of any offering of Securities will be set forth in one or more prospectus supplements (each, a "Prospectus Supplement") including: (i) in the case of Common Shares, the number of Common Shares offered, the issue price (in the event the offering is a fixed price distribution), the manner of determining the issue price (in the event the offering is a non-fixed price distribution), the currency of the issue price and any other terms specific to the Common Shares being offered; (ii) in the case of Subscription Receipts, the number of such Subscription Receipts offered, the issue price, the currency of the issue price, the terms, conditions and procedures for the conversion, exchange or exercise of such Subscription Receipts, the amount and type of securities that holders thereof will receive upon such conversion or exercise and any other terms specific to the Subscription Receipts being offered; (iii) in the case of Warrants, the number of such Warrants offered, the issue price (if any), the currency of the issue price, exercise price or conversion price, as applicable, the terms, conditions and procedures for the conversion, exchange or exercise of such Warrants, the amount and type of securities that holders thereof will receive upon such conversion or exercise and any other terms specific to the Warrants being offered; and (iv) in the case of Units, the designation, the number of Units offered, the offering price, the currency (which may be Canadian dollars or any other currency), the terms of the Units and of the securities comprising the Units and any other specific terms. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest. This Prospectus may not be used to offer Securities unless accompanied by a Prospectus Supplement. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the parameters described in this Prospectus. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

All shelf information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus to the extent required by applicable securities laws. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of Securities only in those jurisdictions where they may be lawfully offered for sale and thereon only by persons permitted to sell such Securities. We may sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell the Securities to one or more purchasers directly or through agents. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged by us, in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, the method of distribution of such Securities, including, to the extent applicable, the proceeds to us, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution of the Securities. In connection with any offering of Securities (unless otherwise specified in a Prospectus Supplement), other than an "at-the-market distribution", the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See "Plan of Distribution."

Our outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange and the NYSE MKT under the symbol "BXE". Any offering of Subscription Receipts, Warrants or Units would be a new issue of securities. There is no market through which the Subscription Receipts, Warrants or Units may be sold and purchasers may not be able to re-sell the Subscription Receipts, Warrants or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Subscription Receipts, Warrants or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the Subscription Receipts, Warrants or Units and the extent of issuer regulation. See "Risk Factors". Unless otherwise specified in the applicable Prospectus Supplement, the Subscription Receipts, Warrants and Units will not be listed on any securities exchange.

You should rely only on the information contained or incorporated by reference in this Prospectus and any Prospectus Supplement prepared for a particular offering of Securities. We have not authorized anyone to provide you with information different from that contained in this Prospectus and any applicable Prospectus Supplement and the information contained in any documents incorporated by reference is accurate only as of the date of that document. The information contained in this Prospectus or any applicable Prospectus Supplement is accurate only as of the date of the Prospectus or any applicable Prospectus Supplement respectively and the information contained in any documents incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this Prospectus or any applicable Prospectus Supplement or of any sale of our Securities thereto.

The offering of Securities is subject to approval of certain legal matters on our behalf by Burnet, Duckworth & Palmer LLP, Calgary, Alberta, Canada and Dorsey & Whitney LLP, Vancouver, British Columbia, Canada and Seattle, Washington, United States. No underwriter or dealer in Canada or the United States has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Our head office is located at Suite 1920, 800 – 5th Avenue S.W., Calgary, Alberta, Canada, T2P 3T6 and our registered office is located at Suite 2400, 525 – 8th Avenue S.W., Calgary, Alberta, Canada, T2P 1G1.

 ABOUT THIS PROSPECTUS

        Unless the context otherwise requires, all references in this Prospectus and any Prospectus Supplement to "Bellatrix", the "Corporation", "we", "us" or "our" means Bellatrix Exploration Ltd. and its consolidated subsidiaries, if any, through which it conducts business.

        In this Prospectus and any Prospectus Supplement, unless stated otherwise or the context requires, all dollar amounts are expressed in Canadian dollars. Therefore, all references to "CDN$", "$" or "dollars" are to the lawful currency of the Canada and all references to "US$" are to the lawful currency of the United States. See "Exchange Rates".

        Unless indicated otherwise, financial information in this Prospectus and any Prospectus Supplement, including the documents incorporated by reference herein and therein, has been prepared in accordance with IFRS and which differ in some significant respects from United States generally accepted accounting principles. Therefore, our financial statements may not be comparable to the financial statements of U.S. companies.

        We may, from time to time, sell any of the Securities described in this Prospectus in one or more offerings up to an aggregate initial offering price of CDN$750,000,000. This Prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. The Prospectus Supplement may also add to, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and the applicable Prospectus Supplement.

CAUTIONARY NOTE TO U.S. INVESTORS REGARDING PRESENTATION OF
OIL AND GAS INFORMATION

        Unless otherwise stated, all production and reserve information in this Prospectus, any applicable Prospectus Supplement and any documents incorporated by reference herein and therein have been prepared in accordance with Canadian disclosure standards and definitions as set out in National Instrument 51-101 — Standards of Disclosure for Oil and Gas Activities ("NI 51-101") adopted by the Canadian Securities Administrators and the Canadian Oil and Gas Evaluation Handbook, prepared jointly by The Society of Petroleum Evaluation Engineers and the Canadian Institute of Mining, Metallurgy & Petroleum.

        NI 51-101 permits oil and gas issuers, in their filings with Canadian securities regulatory authorities, to disclose not only proved, probable and possible reserves but also resources, and to disclose reserves and production on a gross basis before deducting royalties. Probable reserves, possible reserves and resources are of a higher risk and are less likely to be accurately estimated or recovered than proved reserves. We are permitted to disclose reserves in accordance with Canadian securities law requirements and the disclosure in the documents incorporated by reference herein or in any Prospectus Supplement may include reserves designated as probable reserves, possible reserves and resources.

        The SEC definitions of proved, probable and possible reserves are different than the definitions set forth in NI 51-101. Therefore, proved, probable and possible reserves disclosed in the Prospectus, any Prospectus Supplement and in the documents incorporated by reference into this Prospectus and/or a Prospectus Supplement may not be comparable to disclosure prepared under U.S. standards. The SEC currently requires U.S. oil and gas companies, in their filings with the SEC, to disclose only proved reserves after the deduction of royalties and interests of others but permits the optional disclosure of probable and possible reserves after the deduction of royalties and interests of others. We may use certain terms in this Prospectus, any Prospectus Supplement or the documents incorporated herein or therein by reference, such as "resources", that the SEC would prohibit a U.S. oil and gas company from including in its filings with the SEC.

        Moreover, as permitted by NI 51-101, we have determined and disclosed the net present value of future net revenue from our reserves using only forecast prices and costs set forth in the documents incorporated by reference herein. The SEC does not permit the disclosure of the net present value of future net revenue from reserves based on forecast prices and costs and requires that disclosure be based on historical 12-month average prices.

        Additional information prepared in accordance with Accounting Standards Codification 932 "Extractive Activities — Oil & Gas" issued by the United States Financial Accounting Standards Board relating to our petroleum and natural gas reserves is set forth in the supplementary oil and gas information that is incorporated herein by reference.

        The information set forth in this Prospectus and any Prospectus Supplement and in the documents incorporated by reference herein or therein relating to our reserves, resources and future net revenues constitutes forward looking statements which are subject to certain risks and uncertainties. See "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors".

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        In the interest of providing potential investors with information about us, including our management's assessment of future plans and operations, certain statements in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of applicable Canadian securities legislation (collectively, "forward-looking statements"). In some cases, forward-looking statements can be identified by terminology such as "anticipate", "believe", "continue", "could", "estimate", "expect", "forecast", "intend", "may", "objective", "ongoing", "outlook", "potential", "project", "plan", "should", "target", "would", "will" or similar words suggesting future outcomes, events or performance. Such forward-looking statements speak only as of their respective date and are expressly qualified by this cautionary statement.

        In addition to the "forward-looking statements" identified in the documents incorporated by reference and in any Prospectus Supplement, this Prospectus contains forward-looking statements relating to: the use of the net proceeds received from any sale of the Securities; and the expectation that the increased commitment from Grafton Energy Co. I Ltd. ("Grafton") for the Grafton joint venture will continue to support the accelerated development of a portion of Bellatrix's extensive undeveloped land holdings. In addition, please note that information relating to estimates of our reserves in this Prospectus, any documents incorporated by reference or any Prospectus Supplement is deemed to be forward looking information, as such estimates involve the implied assessment, based on certain estimates and assumptions that the reserves described can be economically produced in the future.

        The forward-looking statements contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are based on certain key assumptions regarding, among other things, petroleum and natural gas prices and differentials between light, medium and heavy oil prices; well production rates and reserve volumes; our ability to add production and reserves through our exploration and development activities; capital expenditure levels; the availability and cost of labour and other industry services; interest and foreign exchange rates; the continuance of existing and, in certain circumstances, proposed tax and royalty regimes; and that other parties will continue to meet and satisfy their contractual obligations with Bellatrix. Forward-looking statements contained in certain documents incorporated by reference into this Prospectus are based on the key assumptions described in such documents. The reader is cautioned that such assumptions may prove to be incorrect.

        Actual results achieved during the forecast period will vary from the information provided in this Prospectus and in the documents incorporated by reference herein as a result of numerous known and unknown risks and uncertainties and other factors which are discussed in this Prospectus and the documents incorporated herein by reference. Such factors include, but are not limited to:

  •
  risks associated with the exploration, development and production of oil and natural gas;

  •
  general economic conditions in Canada and globally;

  •
  fluctuations in the price of oil and natural gas and the ability to market our oil and natural gas production;

  •
  fluctuations in the market price of our Common Shares unrelated to our financial performance or prospects;

  •
  failure to realize anticipated benefits of acquisitions and dispositions;

  •
  dependence on third party operators for some of our operations;

  •
  risks associated with the projects that we carry out including delays and cost over-runs;

  •
  the availability of gathering and processing facilities and pipeline systems to deliver our production to market;

  •
  competition for, among other things, capital, acquisition of reserves, undeveloped land and skilled personnel;

  •
  the costs associated with new technologies required to successfully and competitively recover oil and gas reserves;

  •
  the alternatives to and changing demand for petroleum products;

  •
  the effects of governmental regulation of the oil and gas industry;

  •
  actions taken by governmental authorities, including increases in taxes and royalties and changes in government regulations and incentive programs;

  •
  the potential for increasing regulation relating to hydraulic fracturing;

  •
  the effects of environmental legislation and compliance with such legislation on our business;

  •
  the effects of climate change legislation on our business;

  •
  variations in foreign exchange rates and interest rates;

  •
  our ability to finance our future capital expenditures from cash generated from operations, borrowings and future equity sales;

  •
  our ability to raise additional funds from debt and equity financings when necessary;

  •
  risks associated with borrowing base redeterminations and covenant compliance with respect to our credit facilities;

  •
  risks associated with any debt financings we may undertake;

  •
  the effects of hedging activity on financial results;

  •
  the availability of and access to drilling equipment to carry out our exploration and development activities;

  •
  the effects of any title defects with respect to our oil and gas properties;

  •
  the uncertainty of reserves estimates and reserves life;

  •
  risks associated with having sufficient insurance coverage and certain uninsured risks;

  •
  geopolitical risks including the effects of war, terrorism and other political developments on the oil and gas industry;

  •
  the dilutive effects of future equity issuances;

  •
  our ability to effectively manage our growth;

  •
  risks relating to the expiration of our oil and gas licenses and leases;

  •
  ability of residents of the United States and other foreign jurisdictions to enforce civil remedies;

  •
  the effects of the differences between Canadian and United States reserves and production reporting;

  •
  we currently do not pay dividends on the Common Shares and our ability to pay dividends in the future will depend on, among other things, our financial and operational results;

  •
  risks associated with litigation involving us;

  •
  risks associated with aboriginal claims involving our properties;

  •
  risks related to the breach of confidentiality agreements and provisions by third parties;

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  risks related to income taxes reassessments;

  •
  exposure to third party credit risk through our contractual arrangements;

  •
  risks related to conflicts of interest involving our directors and officers;

  •
  reliance on key personnel; and

  •
  risks related to the expansion of our operations into new activities.

        Readers are cautioned that the foregoing list of risk factors is not exhaustive. New risk factors emerge from time to time, and it is not possible for management to predict all of such factors and to assess in advance the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Readers should also carefully consider the matters discussed in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein, including our Annual Information Form (as defined below).

        There is no representation by us that actual results achieved during the forecast period will be the same in whole or in part as those forecasted. These forward-looking statements are made as of the date of this Prospectus or, in the case of documents incorporated by reference in this Prospectus, as of the date of such documents or, in the case of any Prospectus Supplement, as of the date of such Prospectus Supplement and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable securities law. The forward-looking statements contained in this Prospectus, any Prospectus Supplement and in the documents incorporated by reference herein and therein, are expressly qualified by this cautionary statement. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly, investors are cautioned not to put undue reliance on forward-looking statements due to their inherent uncertainty.

EXCHANGE RATES

        In this Prospectus, where applicable, and unless otherwise indicated, amounts are converted from Canadian dollars to United States dollars and vice versa by applying the noon rate of exchange for conversion of one Canadian dollar to United States dollars as reported by the Bank of Canada on May 1, 2014.

        The following tables set forth: (i) the rates of exchange for Canadian dollars, expressed in United States dollars in effect at the end of each of the periods indicated; and (ii) the average exchange rates for Canadian dollars expressed in United States dollars in effect during such period, in each case based on the noon rates as reported by the Bank of Canada.

	Year Ended December 31,
	2013	2012	2011
End of Period	$0.9402	$1.0051	$0.9833
Average	$0.9710	$1.0004	$1.0111
High	$1.0164	$1.0299	$1.0583
Low	$0.9348	$0.9599	$0.9430

        On May 1, 2014, the rate of exchange for the Canadian dollar, expressed in United States dollars, based on the Bank of Canada noon rate, was $1.00=US$0.9120.

 ENFORCEABILITY OF CIVIL LIABILITIES

        We are a corporation formed under, and governed by, the laws of the Province of Alberta, Canada, and our principal place of business is in Canada. Substantially all of our directors and officers and the experts named in this Prospectus are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets and our assets are located outside the United States. As a result, it may be difficult for investors in the United States to effect service of process within the United States upon those directors, officers and experts who are not residents of the United States or to enforce against them judgments of United States courts based upon civil liability under the United States federal securities laws or the securities laws of any state within the United States.

        We have been advised by our Canadian counsel, Burnet, Duckworth & Palmer LLP, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws. We filed with the SEC, concurrently with the registration statement on Form F-10 of which this Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware, 19711 as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of Securities under the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form F-10, of which this Prospectus forms a part, with the SEC. This Prospectus does not contain all the information included in the registration statement. For further information about us and the Securities, please refer to the registration statement, including the exhibits to the registration statement. See "Documents Filed as Part of the Registration Statement".

        We are subject to the information reporting requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable Canadian securities legislation, and in accordance with those requirements, we file and furnish reports and other information with and to the SEC and with the Canadian provincial securities regulatory authorities. Under a multi-jurisdictional disclosure system adopted by the United States and Canada, we generally may prepare these reports and other information in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and major shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

        The reports and other information filed and furnished by us with the SEC can be inspected on the SEC's website at www.sec.gov and such information can also be inspected and copies ordered at the public reference facilities maintained by the SEC at the following location: 100 F Street NE, Washington, D.C. 20549. You can also obtain copies of reports and other information that we file with the Canadian provincial securities commissions, which is available from the SEDAR website at www.sedar.com.

DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference into this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from our Executive Vice-President, Finance and Chief Financial Officer at Suite 1920, 800 – 5th Avenue S.W., Calgary, Alberta, Canada, T2P 3T6, Telephone: (403) 266-8670. In addition, copies of the documents incorporated herein by reference may be obtained from the securities commissions or similar authorities in Canada through the SEDAR website at www.sedar.com. SEDAR is the Canadian equivalent of the SEC's EDGAR system.

        The following documents filed with the various securities commissions or similar authorities in the provinces of Canada are specifically incorporated by reference into and form an integral part of this Prospectus:

  (a)
  our annual information form for the year ended December 31, 2013 dated March 21, 2014 (the "Annual Information Form");

  (b)
  our audited financial statements as at December 31, 2013 and 2012 and for the years then ended, together with the notes thereto and the auditor's report thereon;

  (c)
  our management's discussion and analysis of operating and financial results for the year ended December 31, 2013;

  (d)
  our management information circular dated April 17, 2014 relating to the annual and special meeting of shareholders to be held on May 21, 2014;

  (e)
  our management information circular dated November 8, 2013 relating to the special meeting of shareholders held on December 10, 2013 excluding (i) the fairness opinions contained in Appendices G and H of such circular and all references to the fairness opinions contained therein; and (ii) the opinion expressed under the heading "Certain Canadian Federal Income Tax Considerations" of such circular and all references to such opinion contained therein (the "Arrangement Circular");

  (f)
  our business acquisition report dated December 20, 2013 (the "Angle BAR") with respect to the acquisition of Angle Energy Inc. ("Angle"); and

  (g)
  our supplementary oil and gas information prepared under United States standards, which was filed on SEDAR under the category "Other" on April 14, 2014.

        Any annual information form, audited consolidated financial statements (together with the auditor's report thereon) and related management's discussion and analysis, information circular, material change reports, business acquisition reports and condensed interim unaudited consolidated financial statements and related management's discussion and analysis subsequently filed by us with the securities commissions or similar regulatory authorities in the relevant provinces and territories of Canada after the date of this Prospectus and prior to the expiry of this Prospectus, or the termination of the offering of any Securities under any Prospectus Supplement shall be deemed to be incorporated by reference into this Prospectus. In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with, or furnished to, the SEC after the date of this Prospectus, that document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part (in the case of Form 6-K and Form 8-K, if and to the extent set forth therein). We may also incorporate other information filed with or furnished to the SEC under the Exchange Act, provided that information included in any report on Form 6-K or Form 8-K shall be so deemed to be incorporated by reference only if and to the extent expressly provided in such Form 6-K or Form 8-K.

        Any statement contained in this Prospectus or in a document (or part of a document) incorporated or deemed to be incorporated by reference into this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this Prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to be incorporated by reference into this Prospectus or to constitute a part of this Prospectus.

        Upon a new annual information form and corresponding annual financial statements and related management's discussion and analysis being filed by us with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, (a) the previous annual information form, (b) the previous annual financial statements and related management's discussion and analysis, (c) all interim financial statements and the related management's discussion and analysis prepared in respect of period ending before the end of the financial year in respect of which the new annual information form is filed, (d) all material change reports filed before the end of the financial year in respect of which the new annual information form is filed, (e) all business acquisition reports and information circulars filed before the commencement of the financial year in respect of which the new annual information form is filed, and (f) all information circulars filed before the commencement of the financial year in respect of which the new annual information form is filed, shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon interim consolidated financial statements and the related management's discussion and analysis being filed by us with the applicable securities regulatory authorities during the currency of this Prospectus, all interim consolidated financial statements and the related management's discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated in this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon a new management information circular relating to an annual meeting of Shareholders being filed by us with the applicable securities regulatory authorities during the currency of this Prospectus, the management information circular for the preceding annual meeting of shareholders shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

        One or more Prospectus Supplements containing the specific variable terms for an issue of Securities and other information in relation to those Securities will be delivered or made available to purchasers of such Securities together with this Prospectus to the extent required by applicable securities laws and will be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement solely for the purposes of the offering of the Securities covered by any such Prospectus Supplement.

        You should rely only on the information contained in or incorporated by reference into this Prospectus or any Prospectus Supplement and on the other information included in the registration statement on Form F-10 of which this Prospectus forms a part. We have not authorized anyone to provide you with different or additional information. References to our website in any documents that are incorporated by reference into this Prospectus or any Prospectus Supplement do not incorporate by reference the information on such website into this Prospectus or any Prospectus Supplement, and we disclaim any such incorporation by reference. An investor should not assume that the information contained in or incorporated by reference into this Prospectus or any Prospectus Supplement is accurate as of any date other than the date of the applicable document.

 BELLATRIX EXPLORATION LTD.

        Bellatrix Exploration Ltd. is a Western Canadian-based growth-oriented oil and gas company engaged in the exploration for, and the acquisition, development and production of oil and natural gas reserves in the provinces of Alberta, British Columbia and Saskatchewan. Our business plan is to create sustainable and profitable per share growth in reserves, production and cash flow in the oil and gas industry. To accomplish this, we pursue an integrated growth strategy with active development and exploration drilling within our core areas, together with focused acquisitions. We intend to continue to target areas and prospects that we believe could result in meaningful reserve and production additions.

        Our principal and head office is located at Suite 1920, 800 – 5th Avenue S.W., Calgary, Alberta, Canada, T2P 3T6 and our registered office is located at 2400, 525 – 8th Avenue S.W., Calgary, Alberta, Canada, T2P 1G1.

RECENT DEVELOPMENTS

        On April 10, 2014, we announced that Grafton elected to exercise its option to increase its committed capital investment by an additional $50 million, for a total commitment of $250 million, on the same terms and conditions as the previously announced joint venture with Grafton. Grafton's increased capital investment will continue to support the accelerated development of a portion of our extensive undeveloped land holdings.

        The Grafton joint venture is in respect of lands in the Willesden Green and Brazeau areas of West-Central Alberta. Under the terms of the amended agreement prior to the exercise of this option, Grafton was committed to contributing 82%, or $200 million, to the $244 million joint venture to participate in an expected 58 net Notikewin/Falher and Cardium well program. Under the amended agreement, Grafton will earn 54% of our working interest in each well drilled in the development program until payout (being recovery of Grafton's capital investment plus an 8% return) on the total program, reverting to 33% of our working interest after payout. At any time after payout of the entire program, Grafton will have the option to elect to convert all wells from the 33% working interest to a 17.5% gross overriding royalty on our pre-joint venture working interest. The effective date of the initial agreement for the joint venture was July 1, 2013 and the agreement had an initial term of 2 years. As a result of the exercise of the $50 million option, we have until the end of the third anniversary of the effective date of the initial agreement to spend the additional capital.

RISK FACTORS

        An investment in the Securities is subject to various risks. If any of these risks occur, our production, revenues and financial condition could be materially harmed. As a result, the trading price of the Securities could decline, and you could lose all or part of your investment. In addition to the risk factor set forth below, risk factors relating to our business are discussed under the heading "Risk Factors" in our Annual Information Form, which risk factors are incorporated herein by reference. In addition, before deciding whether to invest in any Securities, investors should also consider carefully the risk factors included in any documents incorporated by reference in this Prospectus (including subsequently filed documents incorporated herein by reference) and those described in any Prospectus Supplement relating to a specific offering of Securities.

No Trading Market for the Subscription Receipts, Warrants and Units

        Prior to an offering of Subscription Receipts, Warrants and Units, there will be no public market for the Subscription Receipts, Warrants and Units. There can be no assurance that an active trading market for the Subscription Receipts, Warrants and Units will develop or be sustained. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Subscription Receipts, Warrants and Units may be sold and purchasers may not be able to resell Subscription Receipts, Warrants and Units purchased under this Prospectus and the relevant Prospectus Supplement. This may affect the pricing of the Subscription Receipts, Warrants and Units in the secondary market, the transparency and availability of trading prices and the liquidity of the Subscription Receipts, Warrants and Units. If an active trading market for any Subscription Receipts, Warrants and Units does not develop, the trading liquidity of the relevant securities will be limited and the market value of the relevant securities may be reduced.

CONSOLIDATED CAPITALIZATION

        There have been no material changes in our share or loan capital, on a consolidated basis, since December 31, 2013.

        As at December 31, 2013, we had 170,990,605 Common Shares and options to acquire 11,182,963 Common Shares (issued pursuant to our stock option plan) outstanding.

USE OF PROCEEDS

        Unless otherwise indicated in a Prospectus Supplement, we intend to use the net proceeds from the sale of Securities for working capital and general corporate purposes, which may include, without limitation, repayment of indebtedness and/or the direct or indirect financing of future growth opportunities, including acquisitions and capital expenditures. The amount of net proceeds to be used for any such purposes will be described in a Prospectus Supplement. The net proceeds to be derived from the sale of Securities will be the issue price less any commission paid in connection therewith and the expenses relating to the particular offering of Securities. We may invest funds that we do not immediately use in short-term marketable investment grade securities.

DESCRIPTION OF COMMON SHARES

        We are authorized to issue an unlimited number of Common Shares. The holders of the Common Shares are entitled to receive notice of and to attend and vote at all meetings of our shareholders. Holders of Common Shares have the right to receive any dividends declared by our board of directors on the Common Shares. Holders of Common Shares have the right to receive pro rata our remaining assets in the event of our liquidation, dissolution or winding-up.

 DESCRIPTION OF SUBSCRIPTION RECEIPTS

        The following description of the terms of the Subscription Receipts sets forth certain general terms and provisions of Subscription Receipts in respect of which a Prospectus Supplement may be filed. The particular terms and provisions of Subscription Receipts offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts. Subscription Receipts may be offered separately or in combination with other Securities.

        The description of general terms and provisions of Subscription Receipts described in any Prospectus Supplement will include, where applicable:

  •
  the designation and aggregate number of Subscription Receipts offered;

  •
  the price at which the Subscription Receipts will be offered;

  •
  the currency or currencies in which the Subscription Receipts are denominated;

  •
  the number and type of securities that may be acquired upon the exercise or conversion of the Subscription Receipts and conditions and procedures that will result in an adjustment of that number;

  •
  the conditions upon which the Subscription Receipts will convert into other securities;

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the Subscription Receipts; and

  •
  any other material terms of the Subscription Receipts.

        The Subscription Receipts will be issued under a subscription receipt agreement. Original purchasers of Subscription Receipts (or Units comprised partly thereof) will have a contractual right of rescission against the Corporation, following the issuance of the underlying securities to such purchasers, to receive the amount paid for the Subscription Receipts in the event that the Prospectus and any applicable Prospectus Supplement (including the documents incorporated by reference) and any amendment thereto contain a misrepresentation, provided that such remedy for rescission is exercised within 180 days from the closing date of the offering of Subscription Receipts (or Units comprised partly thereof). This contractual right of rescission will be in addition to any right or remedy available to original purchasers under the securities legislation of certain provinces of Canada or otherwise at law.

        Before the exercise or conversion of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of Common Shares. We reserve the right to set forth in a Prospectus Supplement specific terms of the Subscription Receipts that are not within the parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Subscription Receipts described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Subscription Receipts.

DESCRIPTION OF WARRANTS

        The following description of the terms of the Warrants sets forth certain general terms and provisions of Warrants in respect of which a Prospectus Supplement may be filed. The particular terms and provisions of Warrants offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Warrants. Warrants may be offered separately or in combination with other Securities.

        The description of general terms and provisions of Warrants described in any Prospectus Supplement will include, where applicable:

  •
  the designation and aggregate number of Warrants offered;

  •
  the price at which the Warrants will be offered;

  •
  the currency or currencies in which the Warrants are denominated;

  •
  the number and type of Securities that may be purchased on the exercise of the Warrants and conditions and procedures that will result in an adjustment of that number;

  •
  the exercise price of the Warrants and the dates or periods during which the Warrants are exercisable;

  •
  any minimum or maximum amount of Warrants that may be exercised at any one time;

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants; and

  •
  any other material terms of the Warrants.

        One or more warrant indentures or agreements between us and a warrant agent, that we will name in the applicable Prospectus Supplement, may be applicable to any issuance of Warrants. Original purchasers of Warrants (or Units comprised partly thereof) will have a contractual right of rescission against us in respect of the conversion, exchange or exercise of such Warrants. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the Warrants, in the event that this Prospectus and any applicable Prospectus Supplement (including the documents incorporated by reference and any amendment thereto) contain a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the Warrants (or Units comprised partly thereof) under this Prospectus and any applicable Prospectus Supplement; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the Warrants (or Units comprised partly thereof) under this Prospectus and any applicable Prospectus Supplement. This contractual right of rescission will be in addition to any right or remedy available to original purchasers under the securities legislation of certain provinces of Canada or otherwise at law.

        Before the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of Common Shares. We reserve the right to set forth in a Prospectus Supplement specific terms of the Warrants that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Warrants described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Warrants.

DESCRIPTION OF UNITS

        We may issue Units comprised of one or more of the Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security (including, in the case of a Subscription Receipt or Warrant, a contractual right of rescission — see "Description of Subscription Receipts" and "Description of Warrants"). The unit agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately, at any time or at any time before a specified date.

        The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Units. This description will include, where applicable:

  •
  the designation and aggregate number of Units offered;

  •
  the price at which the Units will be offered;

  •
  the currency or currencies in which the Units are denominated;

  •
  the terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions for the issuance, payment, settlement, transfer, adjustment or exchange of the Units or of the Securities comprising the Units; and

  •
  any other material terms of the Units.

        We reserve the right to set forth in a Prospectus Supplement specific terms of the Units that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Units described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Units.

PLAN OF DISTRIBUTION

        We may sell the Securities to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers. Underwriters may sell Securities to or through dealers. Each Prospectus Supplement will set forth the terms of the offering, including:

  •
  the name or names of any underwriters, dealers, or agents;

  •
  the purchase price of, and form of consideration for, the Securities and the proceeds to be received by us;

  •
  any delayed delivery arrangements;

  •
  any underwriting commissions, fees, discounts and other items constituting underwriters' compensation;

  •
  the offering price for Securities (or the manner of determination thereof if offered on a non-fixed price basis);

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the securities may be listed.

        The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be "at-the-market distributions" as defined in National Instrument 44-102 Shelf Distributions, including sales made directly on the TSX, NYSE MKT or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a reasonable effort to sell all of the Securities at the offering price fixed in the applicable Prospectus Supplement, the underwriters may subsequently reduce the selling price to investors from time to time in order to sell any of the Securities remaining unsold. Any such reduction will not affect the proceeds received by the Corporation but will affect the compensation realized by the underwriters as such compensation will accordingly be reduced by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Corporation.

        Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the United States Securities Act of 1933, as amended, and Canadian provincial securities legislation, or to contribution with respect to payments that such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        In connection with any offering of Securities, other than an "at-the-market distribution", the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

        Any offering of Subscription Receipts, Warrants or Units will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Subscription Receipts, Warrants or Units will not be listed on any securities exchange or any automated dealer quotation system. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Subscription Receipts, Warrants or Units may be sold and purchasers may not be able to resell Subscription Receipts, Warrants or Units purchased under this Prospectus. This may affect the pricing of the Subscription Receipts, Warrants or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. Certain dealers may make a market in the Subscription Receipts, Warrants or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Subscription Receipts, Warrants or Units or as to the liquidity of the trading market, if any, for the Subscription Receipts, Warrants or Units.

PRIOR SALES

        We have not sold or issued any Common Shares or securities convertible into Common Shares during the 12-month period prior to the date of this Prospectus other than the following:

Date	Type of Security	Number of Securities	Price per Security ($)
July 2013(1)	Common Shares	10,332	3.88 – 5.42
August 2013(1)	Common Shares	612,999	0.65 – 5.45
August 19, 2013(2)	Options	517,000	6.93
September 2013(1)	Common Shares	85,333	1.79 – 4.91
September 2013(3)	Common Shares	896,605	5.60
September 19, 2013(2)	Options	260,000	7.62
September 23, 2013(2)	Options	1,000	7.74
October 2013(1)	Common Shares	10,000	0.65 – 1.25
October 2013(3)	Common Shares	8,817,855	5.60
October 2013(4)	Common Shares	80,388	7.62
November 5, 2013(5)	Common Shares	21,875,000	8.00
December 11, 2013(6)	Common Shares	30,230,998	—
December 23, 2013(2)	Options	2,503,500	8.00
December 2013(1)	Common Shares	418,433	0.65 – 4.06
January 1, 2014(2)	Options	45,000	7.74
January 10, 2014(2)	Options	20,000	8.05
January 2014(1)	Common Shares	520,621	0.65 – 4.24
March 24, 2014(2)	Options	163,000	8.84
March 2014(1)	Common Shares	1,250,002	0.65 – 5.33
April 22, 2014(2)	Options	56,000	10.04
April 2014(1)	Common Shares	227,333	0.75 – 4.33

Notes:

(1)
Common Shares issued upon the exercise of options granted under our stock option plan. The figures in the table aggregate Common Shares issued on exercise of options during the month indicated.

(2)
Represents options to purchase Common Shares granted pursuant to our stock option plan. The value listed as the "price per security" represents the exercise price of the options granted.

(3)
Common Shares issued on the conversion of our 4.75% convertible unsecured subordinated debentures.

(4)
Common Shares issued on the redemption of our 4.75% convertible unsecured subordinated debentures.

(5)
Issued pursuant to a "bought deal" financing through a syndicate of underwriters pursuant to a short form prospectus.

(6)
Issued as consideration pursuant to the acquisition by us of all of the issued and outstanding common shares of Angle pursuant to a plan of arrangement under the Business Corporations Act (Alberta). For each common share of Angle, each shareholder of Angle received at the election of the Angle shareholders: (i) $3.85 cash; or (ii) 0.4734 of a Common Share, subject to the cash amount payable to Angle shareholders equalling $69.7 million and thus subject to prorating.

 MARKET FOR SECURITIES

Common Shares

        Our Common Shares are listed and trade on the TSX and NYSE MKT and trade under the symbol "BXE". The following tables sets forth the price range and trading volume of the Common Shares on the TSX and NYSE MKT for the periods indicated.

TSX

Period	High ($)	Low ($)	Volume
2013
January	5.05	4.03	9,223,482
February	5.75	5.02	6,627,721
March	6.70	5.20	10,553,442
April	6.94	5.76	15,874,713
May	6.30	5.44	9,305,727
June	6.48	4.70	15,721,087
July	7.10	6.32	10,087,922
August	7.35	6.70	10,406,442
September	8.02	6.72	19,158,835
October	8.52	7.65	48,474,967
November	7.96	6.65	35,810,175
December	7.93	7.04	20,962,931
2014
January	8.66	7.64	34,284,312
February	8.45	7.76	13,860,667
March	9.44	8.29	24,286,566
April	10.92	9.11	32,818,692
May 1	10.76	10.62	2,237,893

NYSE MKT

Period	High (US$)	Low (US$)	Volume
2013
January	5.10	4.10	1,121,699
February	5.61	5.00	862,837
March	6.60	5.04	2,046,885
April	6.85	5.63	1,442,211
May	6.25	5.22	1,334,996
June	6.15	4.55	1,545,435
July	6.85	6.00	1,566,766
August	7.50	6.39	1,990,663
September	7.77	6.39	2,167,337
October	8.43	7.41	3,725,862
November	7.63	6.38	3,748,779
December	7.60	6.61	3,509,065
2014
January	7.88	6.93	3,016,889
February	7.65	6.98	2,508,514
March	8.55	7.47	3,943,964
April	10.00	8.26	5,743,095
May 1	9.78	9.70	141,317

 LEGAL MATTERS

        Unless otherwise specified in a Prospectus Supplement, certain Canadian legal matters relating to the Securities will be passed upon for us by Burnet, Duckworth & Palmer LLP, Calgary, Alberta, Canada, and certain United States legal matters will be passed upon for us by Dorsey & Whitney LLP, Vancouver, British Columbia, Canada and Seattle, Washington, United States.

INTEREST OF EXPERTS

        Reserve estimates relating to the Corporation contained in the Annual Information Form, which is incorporated by reference herein, are based upon reports prepared by Sproule Associates Ltd. ("Sproule"), the Corporation's independent reserves evaluator. Reserve estimates relating to Angle's properties contained or incorporated by reference in the Angle BAR and the Arrangement Circular, which are incorporated by reference herein, are based upon reports prepared by GLJ Petroleum Consultants Ltd. ("GLJ"), Angle's independent reserves evaluator. As of the date hereof, none of the "designated professionals" (as defined in Form 51-102F2 of National Instrument 51-102 — Continuous Disclosure Obligations) of Sproule or GLJ have any registered or beneficial interest, direct or indirect, in any of Bellatrix's securities or other property or of Bellatrix's associates or affiliates either at the time they prepared a report, evaluation, statement or opinion prepared by it, at any time thereafter or to be received by them.

        In addition, none of the aforementioned persons or companies, nor any director, officer or employee of any of the aforementioned persons or companies, is or is expected to be elected, appointed or employed as a director, officer or employee of the Corporation or of any associate or affiliate of the Corporation.

        KPMG LLP are the auditors of the Corporation and have confirmed that they are independent with respect to the Corporation within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also that they are independent accountants with respect to the Corporation under all relevant United States professional and regulatory standards.

CERTAIN INCOME TAX CONSIDERATIONS

        The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences generally applicable to an investor who is a resident of Canada or who is a non-resident of Canada of acquiring, owning or disposing of any Securities, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax considerations.

        The applicable Prospectus Supplement may also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of any Securities by an investor who is subject to United States federal taxation.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part: (i) the documents listed under the heading "Documents Incorporated by Reference"; (ii) consents of independent auditors and designated professionals; and (iii) powers of attorney from our directors and officers (included on the signature pages of the registration statement).

 PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

        Under the Business Corporations Act (Alberta) (the "ABCA"), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or a person who acts or acted at the request of the Registrant as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and the director's or officer's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of the Registrant or such body corporate, if the director or officer acted honestly and in good faith with a view to the best interests of the Registrant, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director's or officer's conduct was lawful. Such indemnification may be in respect of an action by or on behalf of the Registrant or such body corporate to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or officer of the Registrant or such body corporate, only with court approval. A director or officer is entitled to indemnification from the Registrant pursuant to the ABCA in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defense of any civil, criminal or administrative action or proceeding to which the person is made party by reason of being or having been a director or officer of the Registrant or body corporate, if he was substantially successful on the merits, fulfilled the conditions set forth above, and is fairly and reasonably entitled to indemnity.

        The by-laws of the Registrant provide that, subject to the provisions of the ABCA, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or a person who acts or acted at the request of the Registrant as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or such body corporate, if he acted honestly and in good faith with a view to the best interests of the Registrant, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The by-laws of the Registrant also provide that the Registrant shall also indemnify such persons in such other circumstances as the ABCA permits or requires.

        The Registrant has indemnity agreements with, and has directors' and officers' liability insurance for the benefit of, each of its directors and officers. The terms and conditions of such agreements are consistent with the provisions of the ABCA and the Registrant's by-laws and the terms and conditions of such insurance are standard for the Registrant's industry.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

II-1

 EXHIBITS

        See the Exhibit Index hereto.

II-2

 PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking.

        Bellatrix Exploration Ltd. undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Securities and Exchange Commission (the "Commission") staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process.

        Concurrently with the filing of this Registration Statement, Bellatrix Exploration Ltd. has filed with the Commission a written Appointment of Agent for Service of Process and Undertaking on Form F-X.

        Any change to the name or address of the agent for service of Bellatrix Exploration Ltd. shall be communicated promptly to the Commission by an amendment to Form F-X referencing the file number of this Registration Statement.

III-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Bellatrix Exploration Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on May 2, 2014.

BELLATRIX EXPLORATION LTD.
By:	/s/ EDWARD J. BROWN Name: Edward J. Brown Title: Executive Vice President, Finance and Chief Financial Officer

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Raymond G. Smith and Edward J. Brown, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on May 2, 2014:

Signature	Title

/s/ RAYMOND G. SMITH Raymond G. Smith	President and Chief Executive Officer and Director (Principal Executive Officer)
/s/ EDWARD J. BROWN Edward J. Brown	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ W.C. (MICKEY) DUNN W.C. (Mickey) Dunn	Chairman of the Board of Directors
/s/ JOHN H. CUTHBERTSON John H. Cuthbertson	Director
/s/ MURRAY B. TODD Murray B. Todd	Director

III-2

Signature	Title

/s/ MURRAY L. COBBE Murray L. Cobbe	Director
Doug N. Baker	Director
/s/ KEITH E. MACDONALD Keith E. Macdonald	Director
/s/ ROBERT A. JOHNSON Robert A. Johnson	Director
Melvin M. Hawkrigg	Director
/s/ KEITH S. TURNBULL Keith S. Turnbull	Director

III-3

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of Bellatrix Exploration Ltd. in the United States, on May 2, 2014.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI
Name: Donald J. Puglisi Title: Managing Director

III-4

 EXHIBIT INDEX

Exhibit	Description
4.1	Annual Information Form for the year ended December 31, 2013 dated March 21, 2014 (incorporated by reference to Exhibit 99.1 to the Annual Report on Form 40-F of Bellatrix Exploration Ltd., filed on March 24, 2014) (File No. 001-35644).
4.2	Audited financial statements as at December 31, 2013 and 2012 and for the years then ended, together with the notes thereto and the auditor's report thereon (incorporated by reference to Exhibit 99.3 to the Annual Report on Form 40-F of Bellatrix Exploration Ltd., filed on March 24, 2014) (File No. 001-35644).
4.3	Management's discussion and analysis of operating and financial results for the year ended December 31, 2013 (incorporated by reference to Exhibit 99.2 to the Annual Report on Form 40-F of Bellatrix Exploration Ltd., filed on March 24, 2014) (File No. 001-35644).
4.4	Management information circular dated April 17, 2014 relating to the annual and special meeting of shareholders to be held on May 21, 2014 (incorporated by reference to Exhibit 99.1 to the Report on Form 6-K of Bellatrix Exploration Ltd., furnished on April 25, 2014) (File No. 001-35644).
4.5	Management information circular dated November 8, 2013 relating to the special meeting of shareholders held on December 10, 2013, excluding (i) the fairness opinions contained in Appendices G and H of such circular and all references to the fairness opinions contained therein; and (ii) the opinion expressed under the heading "Certain Canadian Federal Income Tax Considerations" of such circular and all references to such opinion contained therein (incorporated by reference to Exhibit 99.1 to the Report on Form 6-K of Bellatrix Exploration Ltd., furnished on November 13, 2014) (File No. 001-35644).
4.6	Business acquisition report, dated December 20, 2013 (incorporated by reference to the Report on Form 6-K of Bellatrix Exploration Ltd., furnished on December 23, 2013) (File No. 001-35644).
4.7	Supplementary Oil and Gas Information (incorporated by reference to Exhibit 99.4 to the Annual Report on Form 40-F of Bellatrix Exploration Ltd., filed on March 24, 2014) (File No. 001-35644).
5.1	Consent of KPMG LLP.
5.2*	Consent of Sproule Associates Limited.
5.3*	Consent of Burnet, Duckworth & Palmer LLP.
5.4*	Consent of GLJ Petroleum Consultants Ltd.
6.1	Powers of Attorney (included on the signature page of this Registration Statement).

*
To be filed by amendment.

QuickLinks

PART I INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
CAUTIONARY NOTE TO U.S. INVESTORS REGARDING PRESENTATION OF OIL AND GAS INFORMATION
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
EXCHANGE RATES
ENFORCEABILITY OF CIVIL LIABILITIES
WHERE YOU CAN FIND MORE INFORMATION
DOCUMENTS INCORPORATED BY REFERENCE
BELLATRIX EXPLORATION LTD.
RECENT DEVELOPMENTS
RISK FACTORS
CONSOLIDATED CAPITALIZATION
USE OF PROCEEDS
DESCRIPTION OF COMMON SHARES
DESCRIPTION OF SUBSCRIPTION RECEIPTS
DESCRIPTION OF WARRANTS
DESCRIPTION OF UNITS
PLAN OF DISTRIBUTION
PRIOR SALES
MARKET FOR SECURITIES
LEGAL MATTERS
INTEREST OF EXPERTS
CERTAIN INCOME TAX CONSIDERATIONS
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
PART II INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
EXHIBITS
PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
  Item 1. Undertaking.
  Item 2. Consent to Service of Process.
SIGNATURES
POWERS OF ATTORNEY
AUTHORIZED REPRESENTATIVE
EXHIBIT INDEX